As filed with the Securities and Exchange Commission on January 20, 1998.
                                                Registration No. 333-




                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.   20549
                                __________

                                 FORM S-8
                           REGISTRATION STATEMENT
                                   under
                         THE SECURITIES ACT OF 1933
                                __________
                           McMoRan Oil & Gas Co.
            (Exact name of registrant as specified in its charter)

   Delaware                                                    72-1266477
   (State or other jurisdiction                              (I.R.S. Employer
   of incorporation or organization)                        Identification No.)

                             1615 Poydras Street
                         New Orleans, Louisiana 70112
                (Address, including zip code, of registrant's
                         principal executive offices)


                    McMoRan Oil & Gas Co. Stock Bonus Plan
                          (Full title of the plan)
                                  __________
                                 John G. Amato
                                General Counsel
                              McMoRan Oil & Gas Co.
                              1615 Poydras Street
                          New Orleans, Louisiana 70112
                                (504) 582-4000
             (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)

                                    Copy to:

                                Margaret F. Murphy
            Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.
                              201 St. Charles Avenue
                         New Orleans, Louisiana 70170-5100


                         CALCULATION OF REGISTRATION FEE


       ------------------------------------------------------------------------------------------
       |                      |                 |Proposed maximum |  Proposed      |Amount of
       |     Title of         | Amount to be    |offering price   |maximum         |registration
       | securities to be     |registered(1)    |   per unit      | aggregate      |   fee
       |registered            |                 |                 |offering price  |
       ------------------------------------------------------------------------------------------
       Common Stock (par      |                 |                 |                |
       value $.01 per share)  | 500,000 Shares  |     $3.25(2)    |$1,625,000.00(2)| $479.38(2)
       ------------------------------------------------------------------------------------------
       |Preferred Stock       |                 |                 |                |
       |Purchase Rights       | 500,000 Rights  |     $--.--(3)   |$    --.--(3)   |   $--.--(3)
       |                      |                 |                 |                |
       ------------------------------------------------------------------------------------------
      (1)  Upon  a stock split, stock dividend or similar transaction in the future  and  during the effectiveness  of  this  Registration  Statement  involving  Common  Stock of the
           Company, the number of shares and rights registered shall be automatically  increased to  cover  the additional shares and rights in accordance with Rule 416(a) under  the
           Securities Act of 1933.
      (2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule
           457(c) under  the  Securities  Act  of 1933, based on the average of the high and low price per share of the Common Stock on The Nasdaq Stock Market on January 14, 1998.
      (3)  Preferred Stock Purchase Rights are attached  to  and  trade with the Common Stock of the  Company.  The value attributable to such Rights, if any,  is  reflected  in  the
           market price of  such  Common  Stock.   Because no separate consideration is paid for
           such Rights, the registration fee for such securities is included in the fee for such
           Common Stock.





                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


          Item 3.  Incorporation of Documents by Reference.

               The following documents, which have been filed by McMoRan Oil & Gas Co. (the "Company") with the Securities and Exchange Commission (the "SEC"), are incorporated herein by reference:

               (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act"), including the amendment thereto filed on September 24, 1997;

               (2)  All other reports  filed  by  the  Company  pursuant to
          Section 13 of the Exchange Act since December 31, 1996; and

               (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 effective as of May 18, 1994, filed under the Exchange Act, including amendments thereto and any report filed for the purpose of updating such description.

               All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the SEC, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

          Item 4.  Description of Securities.

               Not applicable.

          Item 5.  Interests of Named Experts and Counsel.

               Not applicable.

          Item 6.  Indemnification of Directors and Officers.

               Section 145 of the General Corporation Law of Delaware empowers the Company to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving as such with respect to another corporation or other entity at the request of the Company. Under the Company's Certificate of Incorporation, the Company is obligated to indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company's Certificate of Incorporation makes such indemnification rights contract rights and entitles directors and officers to initiate legal action against the Company to enforce such indemnification rights.

               The Company's Certificate of Incorporation also provides that, to the fullest extent permitted by Delaware law, a director shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director. However, the Company's Certificate of Incorporation does not eliminate a director's liability for breach of the duty of loyalty, acts or omissions not in good faith, certain payments not permitted under the Delaware General Corporation Law, or transactions in which the director derives an improper benefit.

               The Company's Certificate of Incorporation also authorizes the Company to enter into indemnification agreements with any such persons providing for indemnification rights to the maximum extent permitted by law.

               The Company has purchased from Zurich Insurance Company and Executive Risk Indemnity Inc. directors and officers liability policies with a combined annual aggregate limit of $10,000,000 to insure certain liabilities of its directors and officers.

          Item 7.  Exemption from Registration Claimed.

               Not applicable.

          Item 8.  Exhibits.

               5    Opinion   of   Jones,  Walker,   Waechter,   Poitevent,
                    Carrere & Denegre, L.L.P.

               15 Letter from Arthur Andersen LLP concerning unaudited interim financial information.

               23.1 Consent of Arthur Andersen LLP.

               23.2 Consent   of   Jones,   Walker,  Waechter,   Poitevent,
                    Carrere & Denegre, L.L.P. (included in Exhibit 5).

               24 Powers of Attorney pursuant to which this Registration Statement has been signed on behalf of certain officers and directors of the Company.

          Item 9.  Undertakings.

               (a)  The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this regis-tration statement to include any material information with re-spect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amend-ment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                              SIGNATURES

       The  Registrant.   Pursuant to the requirements of the Securities Act of
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on January 20, 1998.

                                             McMoRan OIL & GAS CO.



                                             By:   /s/ C. Howard Murrish
                                                       C. Howard Murrish
                                                         President and
                                                    Chief Operating Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                        Title                    Date



            *                       Co-Chairman  of the Board   January 20, 1998
     James R. Moffett



            *                    Co-Chairman  ofthe Board and   January 20, 1998
    Richard C. Adkerson             Chief Executive Officer
                               (Principal Executive Officer and
                                  Principal Financial Officer)



   /s/ C. Howard Murrish               President and            January 20, 1998
       C. Howard Murrish           Chief Operating Officer



            *                               Director            January 20, 1998
       Robert A. Day



                                            Director
       Gerald J. Ford



            *                               Director            January 20, 1998
       B.M. Rankin, Jr.


            *                Controller -Financial Reporting    January 20, 1998
   C. Donald Whitmire, Jr.     (Principal Accounting Officer)


  *By:  /s/ C. Howard Murrish
            C. Howard Murrish
            Attorney-in-Fact



                                    EXHIBIT INDEX


                                                                  Sequentially
          Exhibit                                                 Numbered
          Number              Description    of   Exhibits        Page



          5         Opinion    of    Jones,   Walker,   Waechter,
                    Poitevent, Carrere &   Denegre, L.L.P.

          15 Letter from Arthur Andersen LLP concerning unaudited interim financial information.

          23.1      Consent of Arthur Andersen LLP.

          23.2      Consent    of    Jones,   Walker,   Waechter,
                    Poitevent,    Carrere &    Denegre,    L.L.P.
                    (included in Exhibit 5).

          24 Powers of Attorney pursuant to which this Registration Statement has been signed on behalf of certain officers and directors of the Company.